Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

FIRST AMERICAN FINANCIAL REPORTS SECOND QUARTER 2015 RESULTS

—Reports Earnings of 85 Cents per Diluted Share—

SANTA ANA, Calif., July 23, 2015 – First American Financial Corporation (NYSE: FAF), a leading global provider of title insurance, settlement services and risk solutions for real estate transactions, today announced financial results for the second quarter ended June 30, 2015.

Current Quarter Highlights

•	Total revenue of $1.3 billion, up 15 percent compared with last year

- Direct title orders closed were up 15 percent

- Average revenue per direct title order closed was up 7 percent

•	Title Insurance and Services segment pretax margin of 12.6 percent

•	Commercial revenue of $170.1 million, up 29 percent compared with last year

•	Specialty Insurance segment total revenue was up 7 percent, with a pretax margin of 10.8 percent

•	Cash flow from operations of $233.3 million compared with $149.5 million last year

Selected Financial Information

($ in millions, except per share data)

	For the Three Months Ended June 30
	2015	2014
Total revenue	$1,323.8	$1,150.0
Income before taxes	141.6	76.5
Net income	$93.3	$50.6
Net income per diluted share	0.85	0.47

Total revenue for the second quarter of 2015 was $1.3 billion, an increase of 15 percent relative to the second quarter of 2014. Net income in the current quarter was $93.3 million, or 85 cents per diluted share, compared with net income of $50.6 million, or 47 cents per diluted share, in the second quarter of 2014. The current quarter results include net realized investment gains of $3.9 million, or 2 cents per diluted share, compared with gains of $6.3 million, or 4 cents per diluted share, in the second quarter of last year.

“Our strong second quarter results were driven by a healthy spring selling season, continued growth in our commercial business and elevated refinance activity,” said Dennis J. Gilmore, chief executive officer at First American Financial Corporation. “Our steady focus on operating efficiency enabled us to deliver strong margins and earnings in this favorable market environment.

“We expect that an improving economy will continue to bolster the housing market. Moving forward, we remain focused on creating shareholder value by growing our core title business, leveraging our unique collection of data assets and prudently managing our capital.”

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First American Financial Reports Second Quarter 2015 Results

Title Insurance and Services

($ in millions, except average revenue per order)

	For the Three Months Ended June 30
	2015	2014
Total revenue	$1,227.1	$1,055.4
Income before taxes	$154.7	$84.8
Pretax margin	12.6%	8.0%
Direct open orders	335,200	318,200
Direct closed orders	246,500	214,200
U.S. Direct Commercial
Total revenue	$170.1	$132.1
Open orders	34,800	33,800
Closed orders	20,800	19,600
Average revenue per order	$8,200	$6,700

Total revenue for the Title Insurance and Services segment was $1.2 billion, a 16 percent increase from the same quarter of 2014. Direct premiums and escrow fees were up 20 percent from the second quarter of 2014, driven by a 15 percent increase in the number of direct title orders closed in the quarter and a 7 percent increase in the average revenue per direct title order to $1,953. The increase in revenue per direct title order closed was primarily attributable to an increase in the average size of commercial deals closed in the quarter and higher real estate values, partially offset by a shift in the mix toward lower-premium refinance transactions. Agent premiums were up 17 percent in the current quarter compared with last year.

Information and other revenue was $169.7 million this quarter, up 3 percent compared with the same quarter of last year. Excluding the impact of a recent acquisition, information and other revenue was essentially flat. The quarter benefitted from higher demand for certain non-insured products and services, reflecting growth in transaction activity, largely offset by lower demand for the company’s default information products.

Investment income was $26.0 million in the second quarter, up 34 percent from the second quarter of 2014. The increase was primarily due to higher interest income driven by growth in average invested balances in the debt securities portfolio and higher earnings in investments accounted for using the equity method. Net realized investment gains totaled $4.2 million in the current quarter, compared with gains of $4.3 million in the second quarter of 2014.

Personnel costs were $370.5 million in the second quarter, an increase of $43.2 million, or 13 percent, compared with the same quarter of 2014. This increase was primarily attributable to higher incentive compensation expense driven by higher revenue and profitability in the current quarter.

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First American Financial Reports Second Quarter 2015 Results

Other operating expenses were $205.3 million in the second quarter, up $8.3 million, or 4 percent, compared with the second quarter of 2014. This increase was primarily due to higher production-related expenses and temporary labor costs driven by the increase in order volumes in the current quarter.

The provision for policy losses and other claims was $66.7 million in the second quarter, or 6.5 percent of title premiums and escrow fees, a decline of $10.4 million compared with the same quarter of the prior year. The current quarter rate includes an ultimate loss rate of 6.0 percent for the current policy year.

Pretax income for the Title Insurance and Services segment was $154.7 million in the second quarter, compared with $84.8 million in the second quarter of 2014. Pretax margin was 12.6 percent in the current quarter, compared with 8.0 percent last year.

Specialty Insurance

($ in millions)

	For the Three Months Ended June 30
	2015	2014
Total revenue	$97.7	$91.2
Income before taxes	$10.6	$11.0
Pretax margin	10.8%	12.1%

Total revenue for the Specialty Insurance segment was $97.7 million in the second quarter of 2015, an increase of 7 percent compared with the second quarter of 2014. The increase in revenue was driven by higher premiums earned in both the home warranty and the property and casualty business lines. The loss ratio in the Specialty Insurance segment was 59.5 percent in the current quarter, compared with 58.5 percent in the prior year. The increase in the loss ratio was primarily attributable to higher weather-related claims in the home warranty business. As a result, the pretax margin in the current quarter declined to 10.8 percent from 12.1 percent in the second quarter of 2014.

Teleconference/Webcast

First American’s second quarter 2015 results will be discussed in more detail on Thursday, July 23, 2015, at 11 a.m. EDT, via teleconference. The toll-free dial-in number is 877-407-8293. Callers from outside the United States may dial 201-689-8349.

The live audio webcast of the call will be available on First American’s website at www.firstam.com/investor. An audio replay of the conference call will be available through August 6, 2015, by dialing 201-612-7415 and using the conference ID 13614230. An audio archive of the call will also be available on First American’s investor website.

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First American Financial Reports Second Quarter 2015 Results

About First American

First American Financial Corporation (NYSE: FAF) is a leading provider of title insurance, settlement services and risk solutions for real estate transactions that traces its heritage back to 1889. First American also provides title plant management services; title and other real property records and images; valuation products and services; home warranty products; property and casualty insurance; and banking, trust and investment advisory services. With revenues of $4.7 billion in 2014, the company offers its products and services directly and through its agents throughout the United States and abroad. More information about the company can be found at www.firstam.com.

Website Disclosure

First American posts information of interest to investors at www.firstam.com/investor. This includes opened and closed title insurance order counts for its U.S. direct title insurance operations, which are posted approximately 12 days after the end of each month.

Forward-Looking Statements

Certain statements made in this press release and the related management commentary and responses to investor questions, including but not limited to those related to an improving economy; the outlook for the housing market, including refinance transaction volumes and sustained growth in the purchase market; creating shareholder value, including through growth in the core title business, leveraging data assets and managing capital; expense management; the outlook for the commercial market; the company’s ability to capitalize on an improving housing market; the effects of the Consumer Financial Protection Bureau’s integrated disclosure rules; and the expected normalized tax rate, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; changes in the performance of the real estate markets; volatility in the capital markets; unfavorable economic conditions; impairments in the company’s goodwill or other intangible assets; failures at financial institutions where the company deposits funds; changes in applicable government regulations; heightened scrutiny by legislators and regulators of the company’s title insurance and services segment and certain other of the company’s businesses; the Consumer Financial Protection Bureau’s exercise of its broad rulemaking and supervisory powers; compliance with the Consumer Financial Protection Bureau’s integrated disclosure rules; regulation of title insurance rates; reform of government-sponsored mortgage enterprises; limitations on access to public records and other data; changes in relationships with large mortgage lenders and government-sponsored enterprises; changes in measures of the strength of the company’s title insurance underwriters, including ratings and statutory capital and surplus; losses in the company’s investment portfolio; expenses of and funding obligations to the pension plan; material variance between actual and expected claims experience; defalcations, increased claims or other costs and expenses attributable to the company’s use of title agents; any inadequacy in the company’s risk mitigation efforts; systems damage, failures, interruptions and intrusions, wire transfer errors or unauthorized data disclosures; inability to realize the benefits of the company’s offshore strategy; inability of the company’s subsidiaries to pay dividends or repay funds; inability to realize the benefits of, and challenges arising from, the company’s acquisition strategy; and other factors described in the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2015, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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First American Financial Reports Second Quarter 2015 Results

Use of Non-GAAP Financial Measures

This news release and related management commentary contain certain financial measures that are not presented in accordance with generally accepted accounting principles (GAAP), including personnel and other operating expense ratios and success ratios. The company is presenting these non-GAAP financial measures because they provide the company’s management and investors with additional insight into the operational efficiency and performance of the company relative to earlier periods and relative to the company’s competitors. The company does not intend for these non-GAAP financial measures to be a substitute for any GAAP financial information. In this news release, these non-GAAP financial measures have been presented with, and reconciled to, the most directly comparable GAAP financial measures. Investors should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures.

Media Contact:	Investor Contact:
Marcus Ginnaty Corporate Communications First American Financial Corporation 714-250-3298	Craig Barberio Investor Relations First American Financial Corporation 714-250-5214

(Additional Financial Data Follows)

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First American Financial Reports Second Quarter 2015 Results

First American Financial Corporation

Summary of Consolidated Financial Results and Selected Information

(in thousands, except per share amounts and title orders)

(unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2015	2014	2015	2014
Total revenues	$1,323,789	$1,149,969	$2,434,873	$2,162,768
Income before income taxes	$141,622	$76,458	$200,570	$111,711
Income tax expense	48,043	25,770	69,195	39,171

Net income	93,579	50,688	131,375	72,540
Less: Net income attributable to noncontrolling interests	232	94	396	222

Net income attributable to the Company	$93,347	$50,594	$130,979	$72,318

Net income per share attributable to stockholders:
Basic	$0.86	$0.47	$1.21	$0.68
Diluted	$0.85	$0.47	$1.19	$0.67
Cash dividends declared per share	$0.25	$—	$0.50	$0.36
Weighted average common shares outstanding:
Basic	108,459	106,878	108,102	106,522
Diluted	109,796	108,647	109,586	108,423
Selected Title Information
Title orders opened	335,200	318,200	672,200	589,400
Title orders closed	246,500	214,200	454,100	394,300
Paid title claims	$66,234	$69,466	$155,402	$147,396

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First American Financial Reports Second Quarter 2015 Results

First American Financial Corporation

Selected Balance Sheet Information

(in thousands)

(unaudited)

	June 30, 2015	December 31, 2014
Cash and cash equivalents	$1,269,660	$1,190,080
Investment portfolio	4,628,262	4,033,892
Goodwill and other intangible assets,net	1,024,048	1,015,757
Total assets	8,353,552	7,666,100
Reserve for claim losses	956,786	1,011,780
Notes and contracts payable	584,538	587,337
Total stockholders’ equity	$2,656,409	$2,572,917

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First American Financial Reports Second Quarter 2015 Results

First American Financial Corporation

Segment Information

(in thousands, unaudited)

For the Three Months Ended June 30, 2015	Consolidated	Title Insurance	Specialty Insurance	Corporate (incl. Elims.)
Revenues
Direct premiums and escrow fees	$628,425	$534,111	$94,314	$—
Agent premiums	493,102	493,102	—	—
Information and other	170,530	169,681	856	(7)
Net investment income	27,864	25,996	2,215	(347)
Net realized investment gains (losses) (1)	3,868	4,168	268	(568)

	1,323,789	1,227,058	97,653	(922)

Expenses
Personnel costs	396,616	370,459	16,560	9,597
Premiums retained by agents	394,828	394,828	—	—
Other operating expenses	223,110	205,314	11,373	6,423
Provision for policy losses and other claims	122,870	66,735	56,135	—
Depreciation and amortization	21,463	20,164	1,177	122
Premium taxes	16,012	14,194	1,818	—
Interest	7,268	626	—	6,642

	1,182,167	1,072,320	87,063	22,784

Income (loss) before income taxes	$141,622	$154,738	$10,590	$(23,706)

For the Three Months Ended June 30, 2014	Consolidated	Title Insurance	Specialty Insurance	Corporate (incl. Elims.)
Revenues
Direct premiums and escrow fees	$531,123	$443,365	$87,758	$—
Agent premiums	423,209	423,209	—	—
Information and other	165,703	165,222	487	(6)
Net investment income	23,659	19,332	1,842	2,485
Net realized investment gains (1)	6,275	4,267	1,097	911

	1,149,969	1,055,395	91,184	3,390

Expenses
Personnel costs	354,133	327,218	15,487	11,428
Premiums retained by agents	338,271	338,271	—	—
Other operating expenses	214,121	197,050	10,359	6,712
Provision for policy losses and other claims	128,466	77,089	51,377	—
Depreciation and amortization	19,780	17,623	1,338	819
Premium taxes	14,254	12,666	1,588	—
Interest	4,486	641	—	3,845

	1,073,511	970,558	80,149	22,804

Income (loss) before income taxes	$76,458	$84,837	$11,035	$(19,414)

(1)	Includes impairment losses recorded in earnings, except for impairments on investments accounted for under the equity method, which are recorded in investment income.

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First American Financial Reports Second Quarter 2015 Results

First American Financial Corporation

Segment Information

(in thousands, unaudited)

For the Six Months Ended June 30, 2015	Consolidated	Title Insurance	Specialty Insurance	Corporate (incl. Elims.)
Revenues
Direct premiums and escrow fees	$1,146,929	$962,462	$184,467	$—
Agent premiums	919,429	919,429	—	—
Information and other	317,178	315,564	1,628	(14)
Net investment income	48,422	47,770	4,216	(3,564)
Net realized investment gains (losses) (1)	2,915	1,605	1,878	(568)

	2,434,873	2,246,830	192,189	(4,146)

Expenses
Personnel costs	754,616	701,830	31,929	20,857
Premiums retained by agents	737,288	737,288	—	—
Other operating expenses	431,667	394,056	24,720	12,891
Provision for policy losses and other claims	224,424	122,286	102,138	—
Depreciation and amortization	42,317	39,690	2,382	245
Premium taxes	29,481	26,225	3,256	—
Interest	14,510	1,217	—	13,293

	2,234,303	2,022,592	164,425	47,286

Income (loss) before income taxes	$200,570	$224,238	$27,764	$(51,432)

For the Six Months Ended June 30, 2014	Consolidated	Title Insurance	Specialty Insurance	Corporate (incl. Elims.)
Revenues
Direct premiums and escrow fees	$964,995	$792,728	$172,267	$—
Agent premiums	844,133	844,133	—	—
Information and other	303,345	302,400	957	(12)
Net investment income	41,426	35,035	3,571	2,820
Net realized investment gains (1)	8,869	6,428	1,530	911

	2,162,768	1,980,724	178,325	3,719

Expenses
Personnel costs	680,651	627,498	31,001	22,152
Premiums retained by agents	674,936	674,936	—	—
Other operating expenses	402,488	367,132	21,828	13,528
Provision for policy losses and other claims	218,349	123,305	95,044	—
Depreciation and amortization	39,752	35,537	2,577	1,638
Premium taxes	26,544	23,602	2,942	—
Interest	8,337	1,241	—	7,096

	2,051,057	1,853,251	153,392	44,414

Income (loss) before income taxes	$111,711	$127,473	$24,933	$(40,695)

(1)	Includes impairment losses recorded in earnings, except for impairments on investments accounted for under the equity method, which are recorded in investment income.

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First American Financial Reports Second Quarter 2015 Results

First American Financial Corporation

Expense and Success Ratio Reconciliation

Title Insurance and Services Segment

($ in thousands, unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2015	2014	2015	2014
Total revenues	$1,227,058	$1,055,395	$2,246,830	$1,980,724
Less: Net realized investment gains	4,168	4,267	1,605	6,428
Net investment income	25,996	19,332	47,770	35,035
Premiums retained by agents	394,828	338,271	737,288	674,936

Net operating revenues	$802,066	$693,525	$1,460,167	$1,264,325

Personnel and other operating expenses	$575,773	$524,268	$1,095,886	$994,630
Ratio (% net operating revenues)	71.8%	75.6%	75.1%	78.7%
Ratio (% total revenues)	46.9%	49.7%	48.8%	50.2%
Change in net operating revenues	$108,541		$195,842
Change in personnel and other operating expenses	51,505		101,256
Success Ratio (1)	47%		52%

(1)	Change in personnel and other operating expenses divided by change in net operating revenues

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First American Financial Reports Second Quarter 2015 Results

First American Financial Corporation

Supplemental Direct Title Order Information

(unaudited)

	Q215	Q115	Q414	Q314	Q214
Open Orders per Day
Purchase	2,324	2,002	1,611	2,033	2,189
Refinance	1,758	2,379	1,627	1,521	1,554
Refinance as % of residential orders	43%	54%	50%	43%	42%
Commercial	544	532	505	485	528
Other (1)	612	612	522	609	701

Total open orders per day	5,238	5,525	4,263	4,648	4,972

Closed Orders per Day
Purchase	1,681	1,247	1,420	1,573	1,579
Refinance	1,420	1,471	1,122	1,113	983
Refinance as % of residential orders	46%	54%	44%	41%	38%
Commercial	325	300	330	308	306
Other (1)	425	386	377	404	479

Total closed orders per day	3,852	3,403	3,249	3,397	3,347

Average Revenue per Order (ARPO) (2)
Purchase	$2,036	$1,921	$1,944	$1,950	$1,918
Refinance	871	880	869	857	812
Commercial	8,182	8,117	9,558	7,568	6,746
Other (1)	477	580	437	480	488
Total ARPO	$1,953	$1,865	$2,171	$1,926	$1,830
Business Days	64	61	63	64	64

(1)	Includes default and other orders
(2)	U.S. operations only

Totals may not add due to rounding

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